52592

                                                    Sub-Item 77Q1

                                            MFS MUNICIPAL SERIES TRUST

                                            CERTIFICATION OF AMENDMENT
                                            TO THE DECLARATION OF TRUST

                                           ESTABLISHMENT AND DESIGNATION
                                                    OF CLASSES

         Pursuant to Section 6.10 of the Amended and Restated Declaration of Trust dated February 3, 1995, as amended (the "Declaration"), of MFS Municipal Series Trust, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of MFS New York Municipal Bond Fund, a series of the Trust, to create an additional class of shares, within the meaning of Section 6.10, as follows:

1. The additional class of shares is designated "Class C Shares";

2. Class C Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

3. The purchase price of Class C Shares, the method of determination of the net asset value of Class C Shares, the price, terms and manner of redemption of Class C Shares, and the relative dividend rights of holders of Class C Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

4. Class C Shares shall vote together as a single class except that Shares of a class may vote separately on matters affecting only that class and Shares of a class not affected by a matter will not vote on that matter; and

5. A class of Shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.




         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 12th day of October, 2000.

Marshall N. Cohan

Marshall N. Cohan
2524 Bedford Mews Drive
Wellington, FL  33414

Lawrence H. Cohn

Lawrence H. Cohn
45 Singletree Road

Chestnut Hill,  MA  02167




Sir J. David Gibbons

Sir J. David Gibbons
"Leeward"
5 Leeside Drive
"Point Shares"
Pembroke,  Bermuda  HM  05



Abby M. O'Neill

Abby M. O'Neill
200 Sunset Road

Oyster Bay,  NY  11771





Walter E. Robb, III
Walter E. Robb, III
35 Farm Road
Sherborn,  MA  01770

Arnold D. Scott

Arnold D. Scott
20 Rowes Wharf
Boston, MA  02110

Jeffrey L. Shames

Jeffrey L. Shames
38 Lake Avenue
Newton, MA  02459

J. Dale Sherratt

J. Dale Sherratt
86 Farm Road
Sherborn, MA  01770

Ward Smith

Ward Smith
36080 Shaker Blvd

Hunting Valley, OH 44022